Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 4, 2015 (except for the paragraph under the caption “Reverse Stock Split” within Note 12, as to which date is April 22, 2015), in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-203086) and the related Prospectus of MultiVir Inc. for the registration of shares of its common stock.

/s/ Ernst & Young LLP

Metro Park, New Jersey

April 22, 2015